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                                                                  Exhibit 10.(b)

                              EMPLOYMENT AGREEMENT

                                    BETWEEN

                            RAYMOND A. CARDONNE, JR.

                                      AND

                                     REFAC

              (formerly REFAC TECHNOLOGY DEVELOPMENT CORPORATION)

                           Dated as of March 21, 2002


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         THIS EMPLOYMENT AGREEMENT (the "Agreement") made as of March 21, 2002 between REFAC, a Delaware corporation ("REFAC"), and Raymond A. Cardonne ("CARDONNE").

         CARDONNE is currently employed by REFAC and REFAC desires that CARDONNE undertake responsibility to reposition REFAC for sale or for liquidation. CARDONNE is willing to undertake these added duties and, accordingly, the parties hereto desire to continue CARDONNE's employment upon the terms and conditions hereinafter set forth.

         In consideration of the premises and the respective agreements of the parties herein contained, the parties hereto, intending to be legally bound, agree as follows:

         1. Employment. Subject to the provisions hereof, REFAC shall continue to employ CARDONNE and CARDONNE shall continue to serve as the Chief Financial Officer of REFAC.

         2. Term. The employment of CARDONNE by REFAC hereunder will continue until March 31, 2004, unless further extended by agreement of CARDONNE and REFAC or until sooner terminated as hereinafter provided.

         3. Duties.

         (a) Regular Duties. CARDONNE will continue to perform such duties and have such powers as are customary for the chief financial officer of a publicly-held corporations of a size and engaging in a business comparable to REFAC.

         (b) Repositioning of REFAC for Sale or Liquidation. In addition to the services rendered under Section 3(a) above, CARDONNE shall assist in REFAC's efforts to reposition itself so that it may be sold or liquidated.

         (c) Responsible to the Board. CARDONNE will report and be directly responsible to the Board of Directors of REFAC (the "Board") or the Chief Executive Officer of REFAC.

         (d) Time devoted to REFAC's Affairs. CARDONNE will devote substantially all his working time and efforts to the business and affairs of REFAC and will not, without the express prior authorization of the Board, have any active engagement in or responsibility with respect to any business or commercial enterprise other than REFAC or a subsidiary of REFAC.

         (e) Post Employment Services. It is contemplated that some of REFAC's assets may be sold in exchange for contract rights that include periodic payments and that some of the royalty agreements might be collected until maturity rather than sold. In such event and with respect to such contracts, CARDONNE agrees to assist the Chief Executive Officer of REFAC in the contract administration, which shall include invoicing


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(where appropriate), collecting the periodic payments, monitoring performance, and record keeping. CARDONNE shall be reimbursed for all of his out-of-pocket costs associated therewith and will perform these services on a part-time basis.

         4. Place of Performance. In connection with CARDONNE's employment by REFAC, CARDONNE will be based in the New York City metropolitan area, except for required travel on REFAC's business to an extent consistent with REFAC's business requirements and his responsibilities hereunder.

         5. Base Salary and Incentive Compensation

         (a) Base Salary. CARDONNE's salary will be $175,000 per annum. Payment of such salary will be made in accordance with REFAC's customary pay practices for senior officers and will be subject to such payroll deductions as are required by law or by the terms of any applicable benefit plan of REFAC.

         (b) Incentive Compensation. CARDONNE shall use reasonable efforts, consistent with prudent and reasonable business judgment, to convert REFAC's assets into cash and securities that can be distributed to REFAC's stockholders. As incentive compensation for this undertaking, upon a Payment Event (as such term is hereinafter defined) CARDONNE (or in the case of death, CARDONNE's estate) will be entitled to receive a bonus or bonuses (each, a "Success Bonus") in consideration of his successful performance of the duties described in
Section 3(b) hereof equal to 4% of the "Eligible Consideration" (as hereinafter defined) in accordance with the terms of this Section 5. For purposes of this Agreement, "Payment Event" shall mean (i) each Liquidation (as hereinafter defined) during the term of this Agreement, (ii) termination of CARDONNE's employment with REFAC prior to the expiration of the term of this Agreement due to his death, Disability (as hereinafter defined) or termination by REFAC without Cause (as hereinafter defined), (iii) the expiration of the term of this Agreement and (iv) the occurrence of a Company Sale. In the event that CARDONNE receives a Success Bonus in respect of a Liquidation or Company Sale, he will remain eligible for additional Success Bonus payments in the event of a subsequent Liquidation (or Liquidations) or other Payment Event. In the event that CARDONNE receives a Success Bonus in respect of a Payment Event subsequent to a Liquidation or Company Sale, such amount shall be reduced by any Success Bonus previously paid to CARDONNE (hereinafter, the "Offset Adjustment"). In the event that CARDONNE receives a Success Bonus in respect of a Payment Event that is not a Liquidation or Company Sale, CARDONNE will not be eligible for additional Success Bonus payments upon the occurrence of any subsequent event.

         (1) Eligible Consideration - Liquidation, Expiration of Term. In the event of each Liquidation or the expiration of the term of this Agreement, "Eligible Consideration" shall mean the amount, if any, by which the Distributable Amount (as hereinafter defined) exceeds $10 million. "Distributable Amount" shall mean the aggregate


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                  amount of cash and the fair market value (as determined by the
                  Board in its sole discretion) of securities that are available for distribution to REFAC's stockholders (plus the aggregate amount distributed in any prior Liquidation plus any compensation paid to CARDONNE or Robert L. Tuchman with respect thereto) less the amount of (i) cash and the fair market value of assets (as determined by the Board in its sole discretion) reserved to cover actual or potential liabilities or claims against or relating to REFAC, including unpaid legal and other fees and expenses incurred by REFAC in connection with the Liquidation (but excluding CARDONNE's incentive compensation hereunder and Robert L. Tuchman's incentive compensation under his employment agreement with REFAC).

         (2) Eligible Consideration - Termination Due to Death or Disability or By REFAC Without Cause. In the event that CARDONNE's employment is terminated by REFAC without Cause or due to CARDONNE's Disability or is terminated upon CARDONNE's death, in any such case prior to the expiration of the term of this Agreement, "Eligible Consideration" shall mean the sum of
                  (i) the aggregate amount of cash and the fair market value (as determined by the Board in its sole discretion) of securities that are available for distribution to REFAC's stockholders (plus the aggregate amount distributed in any prior Liquidation plus any compensation paid to CARDONNE or Robert
                  L. Tuchman with respect thereto) plus (ii) the amount (as determined by the Board in its sole discretion) that reasonably may be realized upon the sale of REFAC's remaining assets, minus (iii) the cash and fair market value of assets (as determined by the Board in its sole discretion) needed to be reserved for actual or potential liabilities or claims against or relating to REFAC, minus (iv) legal and other fees and expenses expected by the Board, in its sole discretion, to be incurred by REFAC in connection with the sale of REFAC's assets (but excluding CARDONNE's incentive compensation hereunder and Robert L. Tuchman's incentive compensation under his employment agreement with REFAC), minus (v) $10 million.

         (3) Eligible Consideration -- Company Sale. In the event of a Company Sale (as hereinafter defined), the Eligible Consideration shall be the amount, if any, by which the Sale Consideration (as hereinafter defined) and any Distributable Amount previously calculated to be available for distribution to REFAC's stockholders in connection with a Liquidation exceeds $10 million. "Sale Consideration" shall mean (i) in the case of a Company Sale which results in a merger or the sale of 100% of REFAC's then-outstanding voting securities, the aggregate value of the consideration (which may consist of cash, securities, other property or a combination of the foregoing) actually received by REFAC's stockholders in connection with the consummation of a Company Sale or (ii) in the case of a Company Sale which results in the sale of less than 100% of REFAC's then-outstanding voting securities, the aggregate amount of consideration which would have been received by REFAC's stockholders in connection with the consummation of a Company Sale assuming that the price per-share applicable with respect to such Company Sale was applied to all outstanding


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                  voting securities, in each case as determined by the Board in its sole discretion.

         (c) Calculation of Eligible Consideration. The Board in its sole discretion shall make all calculations and determinations necessary to the calculation of the Eligible Consideration. In the case of a Liquidation, the Eligible Consideration shall be calculated immediately prior to each date of an actual distribution to stockholders. In the case of a Payment Event other than a Liquidation, the Eligible Consideration shall be calculated immediately upon the occurrence of such Payment Event.

         (d) Payment of Success Bonus. (i) In the event of a Liquidation, REFAC shall pay CARDONNE the Success Bonus at the time of the payment to shareholders in respect of such Liquidation. In the event of a Payment Event other than a Liquidation, REFAC shall pay CARDONNE the Success Bonus as soon as practicable following the occurrence of such Payment Event.

         (ii) Notwithstanding the foregoing, in the event that some or all of the Eligible Consideration consists of securities or other property, the Board may, in its sole discretion, pay CARDONNE a ratable portion of his Success Bonus in such securities or other property, which shall be valued by the Board in its sole discretion. If there are restrictions imposed upon the consideration (including, without limitation, transfer restrictions or forfeiture conditions), the Board may, in its sole discretion, require CARDONNE to consent to the imposition of similar restrictions upon any share of such consideration conveyed to him. Payment of such incentive compensation shall be made within thirty (30) days after the date of calculation except that the Board may also elect to pay CARDONNE his share of any consideration that it receives in installment payments within thirty (30) days after receipt.

         (e) Company Sale Defined. For purposes of this Agreement, a "Company Sale" will be deemed to have occurred if and when the event set forth in any one of the following paragraphs shall have first occurred:

            (1) there is consummated a merger or consolidation of REFAC or any direct or indirect subsidiary of REFAC with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of REFAC outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of REFAC or any subsidiary of REFAC, at least 60% of the combined voting power of the securities of REFAC or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
                  (B) a merger or consolidation effected to implement a recapitalization of REFAC (or similar transaction) in which no Person (as hereinafter defined)is or becomes the Beneficial Owner, directly or indirectly, of securities of REFAC (not including in the securities Beneficially Owned by such Person


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any
                  securities acquired directly from REFAC or its affiliates other than in connection with the acquisition by REFAC or its affiliates of a business) representing 50% or more of the combined voting power of REFAC's then outstanding securities;

         (2) any Person is or becomes the Beneficial Owner (as hereinafter defined), directly or indirectly, of securities of REFAC (not including in the securities beneficially owned by such Person any securities acquired directly from REFAC or its affiliates) representing 50% or more of the combined voting power of REFAC's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (f)(1) above; or

         (3) the Board determines, in its discretion, that a Company Sale has occurred.

         (f) Liquidation Defined. For purposes of this Agreement, a "Liquidation" shall mean a distribution in cash or securities made to the stockholders of REFAC in connection with a plan of complete liquidation or dissolution of REFAC.

         (g)      Certain Other Definitions.

         (1) For purposes of this Section 5, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) REFAC or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of REFAC or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of REFAC in substantially the same proportions as their ownership of stock of REFAC.

         (2) For purposes of this Section 5, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

         (h) For purposes of this Section 5, "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         6. Fringe Benefits, Expenses and Related Matters.

         (a) Expenses. During the term of CARDONNE's employment hereunder, CARDONNE will be entitled to receive prompt reimbursement for all reasonable expenses incurred by CARDONNE in performing services hereunder, including all reasonable expenses of travel and living expenses while away from home on business or at the request of and in the service of REFAC, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by REFAC.


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         (b) Other Benefits. CARDONNE will be entitled to participate in or receive benefits under any employee benefit plan or arrangement now or in the future made available by REFAC generally to its executive employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements, including health insurance and life insurance benefits.

         (c) Vacations. CARDONNE will be entitled to four weeks of paid vacation per calendar year, prorated for any portion thereof and to all paid holidays given by REFAC in accordance with REFAC's regular paid holidays policy.

         7. Facilities and Support Services Furnished. REFAC will furnish CARDONNE with office space, secretarial assistance and such other facilities and services as shall be suitable to CARDONNE's position and adequate for the performance of his duties as herein set forth.

         8. Termination. CARDONNE's employment hereunder may be terminated under the following circumstances:

         (a) Death. CARDONNE's employment hereunder will terminate immediately upon his death.

         (b) Disability. REFAC may terminate CARDONNE's employment hereunder if CARDONNE should become permanently disabled. For the purposes of this Agreement, permanent disability ("Disability") means CARDONNE's inability, by virtue of physical or mental illness or injury, to perform his regular duties on a full-time, continuous basis for 120 consecutive days. CARDONNE's disability will be established if a qualified medical doctor selected by the parties so certifies in writing. If the parties are unable to agree on the selection of such a doctor, each party will designate a qualified medical doctor who together will select a third doctor who will make the determination. CARDONNE will make himself available for an examination by a doctor selected in accordance with this paragraph (b).

         (c) Cause. REFAC may terminate CARDONNE's employment hereunder for Cause at any time during the term hereof as hereinafter set forth. For purposes of this Agreement, REFAC will have "Cause" to terminate CARDONNE's employment hereunder upon (i) the willful and continued failure, in the reasonable judgment of the Board, by CARDONNE to perform substantially his duties with REFAC (other than any such failure resulting from his death or Disability) after a written demand for substantial performance is delivered to CARDONNE by the Board which specifically identifies the manner in which it is believed that CARDONNE has not substantially performed his duties, (ii) the willful engaging by CARDONNE in conduct which in the reasonable opinion of the Board is materially and demonstrably injurious to REFAC or (iii) the conviction of CARDONNE (or the entering by CARDONNE of a plea of guilty or nolo contendere) for any felony or any lesser crime which involved REFAC or its property. Notwithstanding the foregoing, CARDONNE will not be deemed to have been terminated for Cause within the meaning of clauses (i) and (ii) without (1) reasonable notice to CARDONNE setting forth the reasons for REFAC's intention to terminate for


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Cause, (2) an opportunity for CARDONNE, together with his counsel, to be heard before the Board, and (3) delivery to CARDONNE of a Notice of Termination, as defined in paragraph (e) of this Section 9, from the Board finding that, in the good faith opinion of the Board, clause (i) or (ii) hereof may be invoked, and specifying the particulars thereof in detail.

         (d) Notice of Termination. Any termination of CARDONNE's employment by REFAC or by CARDONNE (other than termination pursuant to Section 9(a)) will be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of CARDONNE's employment under the provision so indicated.

         (e) Date of Termination. "Date of Termination" shall mean (i) if CARDONNE's employment is terminated by his death, the date of his death, (ii) if CARDONNE's employment is terminated pursuant to paragraph (b) of this Section 9, three weeks after Notice of Termination, (iii) if CARDONNE's employment is terminated pursuant to paragraph (c) of this Section 9, the date specified in the Notice of Termination, and (iv) if CARDONNE's employment is terminated for any other reason, the date specified in the Notice of Termination.

         (f) CARDONNE Cooperation. From and after the earlier to occur of (i) delivery of a Notice of Termination and (ii) termination of CARDONNE's employment hereunder (other than termination due to CARDONNE's death) CARDONNE will, to the best of his knowledge, disclose or provide for the disclosure to REFAC or any successor thereof, orally or in writing as appropriate, all information of a material nature relating to existing or prospective clients and licensees and as to any other matters in which CARDONNE shall prior to his Date of Termination have been personally involved or as to which CARDONNE will have acquired special knowledge, and CARDONNE will thereafter answer to the best of his knowledge any questions that REFAC may from time to time submit with respect to any such aforesaid matters.

         9. Compensation Upon Termination or During Disability.

         (a) Disability. During any period that CARDONNE fails or is unable to perform his duties hereunder as a result of Disability, CARDONNE will continue to receive his full salary at the rate then in effect for such period until his employment is terminated, provided that such payments will be reduced by the amounts, if any, paid to CARDONNE under any disability benefit plans of REFAC or under the Social Security disability insurance program. Following the termination of his employment, CARDONNE's benefits will be determined in accordance with REFAC's retirement, insurance, and other applicable programs and plans then in effect, if any.

         (b) Death. If CARDONNE's employment should be terminated by his death, REFAC will (i) pay any accrued salary and other compensation and benefits through the date of death to CARDONNE's spouse, or, if he leaves no spouse, to his estate and


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(ii) pay or cause the payment to CARDONNE's beneficiary, or if he specified no beneficiary, to his estate, the death benefits payable pursuant to REFAC's life insurance program in effect at the date of death, if any.

         (c) Cause. If CARDONNE's employment should be terminated by REFAC for Cause or by CARDONNE prior to the expiration date hereof, REFAC will pay CARDONNE his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which CARDONNE is entitled as of the Date of Termination under any benefit plan of REFAC at the time such payments are due, and REFAC will have no further obligations to CARDONNE under this Agreement.

         (d) Without Cause. CARDONNE's employment with REFAC may not be terminated prior to March 31, 2004 for reasons other than those described in
Section 9(a), 9(b) or 9(c) unless, prior to such termination CARDONNE has together with his counsel had an opportunity to appear and be heard at a meeting of the Board which was called and held (after reasonable notice to CARDONNE) for the purpose of considering such a termination. In the event that CARDONNE's employment is terminated prior to March 31, 2004 for reasons other than those described in Section 8(a), 8(b) or 8(c), REFAC will pay CARDONNE a lump sum equal to his full salary that would have been payable absent such termination for the period of time commencing on the Date of Termination and ending on March 31, 2004 at the rate in effect at the time Notice of Termination is given and will provide, except to the extent that CARDONNE shall receive similar benefits from a subsequent employer, the life, health and similar welfare benefits which CARDONNE would have been entitled to through the expiration date of the Agreement under any such benefit plan of REFAC.

         (e) Mitigation of Payments. CARDONNE will not be required to mitigate the amount of any lump sum payment or bonus entitlement provided for in this
Section 10 by reducing it by the amount of any compensation earned by CARDONNE as the result of employment by another employer after the Date of Termination, or otherwise. However, he will be required to mitigate the costs of the other benefits provided for in this Section

         10. Noncompetition. CARDONNE will not, except as hereinafter set forth, engage in any Competitive Activity (as hereinafter defined) during the term of this Agreement. For purposes of this Section, "Competitive Activity" will mean directly or indirectly: owning, managing, controlling, investing in, or otherwise being connected with, in any manner, whether as an officer, director, employee, partner, investor, consultant, lender or otherwise, any business entity or activity which is engaged in, or is in any way related to, the business of establishing, acquiring or administrating manufacturing licenses and joint ventures from or with third parties in the United States; it will also mean the direct or indirect solicitation or representation for any such business purpose of or for any existing or prospective client of REFAC or any of its subsidiaries. Nothing herein contained will prohibit CARDONNE from (i) investing in securities of a business entity if the securities of such entity are listed for trading on a national securities exchange or traded in the over-the-counter market and CARDONNE's holdings therein represent less than five (5%) percent of the total number of shares or principal amount of


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other securities of such entity outstanding or (ii) at any time subsequent to the termination of this Agreement, engaging in the design, development and licensing of children's toys, games, stationery products and characters in or with which REFAC, prior to such termination, shall not have been directly, indirectly or prospectively engaged for REFAC's own account or in the normal course of REFAC's business.

         11. Section 162 (m). In the event that any payment or benefit received or to be received by CARDONNE in connection with his employment by REFAC would otherwise not be deductible (in whole or part), by REFAC as a result of the operation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the delivery of the non-deductible portion of such payment or benefit to CARDONNE by REFAC shall be deferred until the earliest date on which it may be delivered to CARDONNE without being subject to the limit on deductibility imposed by Section 162(m) of the Code.

         12. Successors; Binding Agreement.

         (a) Should any entity succeed (whether by purchase, merger, consolidation or similar transaction) to all or substantially all of the business and/or assets of REFAC, CARDONNE shall continue to perform all of his duties and obligations hereunder.

         (b) REFAC will require any successor (whether by purchase, merger, consolidation or similar transaction) to all or substantially all of the business and/or assets of REFAC, by agreement in form and substance reasonably satisfactory to CARDONNE, to expressly assume and agree to perform this Agreement in substantially the same manner and to substantially the same extent that REFAC would be required to perform it if no such succession had taken place.

         (c) This Agreement and all rights of CARDONNE hereunder shall inure to the benefit of and be enforceable by CARDONNE's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If CARDONNE should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to CARDONNE's devisee, legatee, or other designee or, if there be no such designee, to CARDONNE's estate.

         13. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:


         If to CARDONNE:

                  Raymond A. Cardonne
                  81 Katydid Drive
                  Branchburg NJ 08876


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         If to REFAC:

                    REFAC
                    The Hudson River Pier
                    115 River Road
                    Edgewater, New Jersey 07020

         Copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    4 Times Square
                    New York, New York 10036
                    Attention:  Stephen Banker, Esq.

         or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         14. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by CARDONNE and such other officer of REFAC as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles. All compensation payable to CARDONNE pursuant to this Agreement shall be subject to all applicable withholding taxes, normal payroll withholding and any other amounts required by law to be withheld.

         15. Validity. If any term or provision of this Agreement or the application thereof to any person, entity or circumstance should to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to any person, entity or circumstance other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement (including, to the extent permitted by law, any such term or provision which has been held to be otherwise invalid or unenforceable) shall be deemed valid and enforceable to the fullest extent permitted by law.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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         17. Arbitration. Any dispute or controversy arising under or in connection with this Agreement will be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         18. Confidentiality. As an officer and director of REFAC, CARDONNE is privy to information generally regarded as confidential and often proprietary with respect to REFAC, its business relationships, negotiations and activities. Such information may include details of REFAC's business and client relationships (past, present and prospective) and related REFAC and client plans, products, property rights, technical and market data.

         By reason of the foregoing:

         (a) CARDONNE will not at any time divulge or negligently permit the communication of any of the foregoing types of information in any way that could conflict with the interests of REFAC and its clients and the responsibilities of REFAC to its clients and business associates.

         (b) For a period of two (2) years after termination, CARDONNE will not without REFAC's prior written approval by a designated REFAC officer, directly or indirectly, either as a principal, agent, employee or employer or in any other capacity, solicit, serve, engage or assist in the business of any REFAC client or business associate or of any prospective client or business associate with whom REFAC shall have been in contact for business purposes at any time prior to the termination date of CARDONNE's employment by REFAC, provided that this clause shall not apply following a termination of CARDONNE's employment upon a Company Sale or a Liquidation unless its continued effectiveness is a condition of such Company Sale or, to the extent required, in connection with any assets sold.

         (c) For a period of two (2) years after termination, neither CARDONNE nor any company which CARDONNE directly or indirectly owns, controls or manages shall employ or solicit the employment of any present or future REFAC employee, provided that this Section 18(c) shall not apply following a termination of CARDONNE's employment upon a Company Sale or a Liquidation unless its continued effectiveness is a condition of such Company Sale or, to the extent required, in connection with any assets sold.

         19. Breach of Confidentiality Covenant. Each of the parties hereto acknowledges that in the event of any breach of Section 18 of this Agreement by CARDONNE, REFAC would be irreparably harmed and could not be made whole by monetary damages. Therefore REFAC, in addition to any other remedy to which it may be entitled at law or in equity, may compel specific performance of such Sections of this Agreement. CARDONNE hereby acknowledges and agrees that the covenants contained in Section 18 of this Agreement are reasonable and fully necessary for the protection of the legitimate interests of REFAC and are not oppressive to the interest of CARDONNE.


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

         20. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, agreements, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                              /s/ Raymond A. Cardonne
                                              ----------------------------------
                                              Raymond A. Cardonne


                                              REFAC


                                              By: /s/ Neil R. Austrian
                                                  ------------------------------
                                              Title: Director


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